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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


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                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of Earliest Event Reported) DECEMBER 17, 1996



                              RITE AID CORPORATION
               (Exact Name of Registrant as Specified in Charter)


            DELAWARE             1-5742                23-1614034
           (State of          (Commission            (IRS Employer
         Incorporation)       File Number)        Identification No.)


           30 HUNTER LANE, CAMP HILL, PENNSYLVANIA          17011
           (Address of Principal Executive Offices)      (Zip Code)


      Registrant's telephone number, including area code:  (717) 761-2633


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ITEM 5.  OTHER EVENTS
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          On December 17, 1996, Rite Aid Corporation (the "Company") entered into a Pricing Agreement with Goldman, Sachs & Co., Bear Stearns & Co. Inc., Donaldson, Lufkin & Jenrette Securities Corporation and J.P. Morgan Securities Inc. pursuant to which the Company intends to issue (i) $350,000,000 of its 6.70% Notes Due December 15, 2001 (the "6.70% Notes"), (ii) $350,000,000 of its
7.125% Notes Due January 15, 2007 (the "7.125% Notes"), and (iii) $300,000,000
of its 7.70% Debentures Due February 15, 2027 (the "7.70% Debentures" and collectively with the 6.7% Notes and the 7.125% Notes, the "Securities").

          The net proceeds from the sale of the Securities will be used to repay a portion of the Company's outstanding commercial paper borrowings, which indebtedness was incurred in connection with the closing of the merger of the Company with Thrifty Payless Holdings, Inc.

ITEM 7.  FINANCIAL STATEMENTS, PRO-FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)  Exhibits:

           1.1 Pricing Agreement, dated December 17, 1996, among Rite Aid Corporation, Goldman, Sachs & Co., Bear Stearns & Co., Inc., Donaldson, Lufkin & Jenrette Securities Corporation, and J.P. Morgan Securities Inc.

           1.2 Underwriting Agreement.

           4.1 Form of 6.70% Notes Due December 15, 2001.

           4.2 Form of 7.125% Notes Due January 15, 2007.

           4.3 Form of 7.70% Debentures Due February 15, 2027.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     RITE AID CORPORATION



                                     By: /s/ Richard Varmecky
                                         ----------------------------
                                         Richard Varmecky
                                         Vice President and Treasurer


Date:  December 17, 1996

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                                 EXHIBIT INDEX


       EXHIBIT
       NUMBER                        EXHIBIT
       ------                        -------

      1.1 -- Pricing Agreement, dated December 17, 1996, among Rite Aid Corporation, Goldman, Sachs & Co., Bear Stearns & Co., Inc., Donaldson, Lufkin & Jenrette Securities Corporation, and J.P. Morgan Securities Inc.

      1.2  --  Underwriting Agreement.

      4.1  --  Form of 6.70% Notes Due December 15, 2001.

      4.2  --  Form of 7.125% Notes Due January 15, 2007.

      4.3  --  Form of 7.70% Debentures Due February 15, 2027.

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